QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, a director of The St. Paul Travelers Companies, Inc., a Minnesota corporation ("The St. Paul"), do hereby make, nominate and appoint Bruce A. Backberg, to be my attorney-in-fact, with full power and authority to sign on my behalf one or more Registration Statements on Form S-8 of The St. Paul Travelers Companies, Inc. (the "Registration Statements") relating to the issuance of shares of common stock of the Company pursuant to the Travelers Property Casualty Corp. 2002 Stock Incentive Plan, including the related Travelers Property Casualty Corp. Compensation Plan for Non-Employee Directors, and the Travelers 401(k) Savings Plan, and any or all additional amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, provided that the Registration Statements and any additional amendments thereto, in their final form, are reviewed by said attorney-in-fact, and shall have the same force and effect as though I had manually signed the Registration Statement or any amendments thereto.

Dated: April 1, 2004

/s/ HOWARD P. BERKOWITZ Howard P. Berkowitz	/s/ MERYL D. HARTZBAND Meryl D. Hartzband	/s/ JEFFREY M. PEEK Jeffrey M. Peek
/s/ KENNETH J. BIALKIN Kenneth J. Bialkin	/s/ THOMAS R. HODGSON Thomas R. Hodgson	/s/ NANCY A. ROSEMAN Nancy A. Roseman
/s/ CAROLYN H. BYRD Carolyn H. Byrd	/s/ WILLIAM H. KLING William H. Kling	/s/ CHARLES W. SCHARF Charles W. Scharf
/s/ JOHN H. DASBURG John H. Dasburg	/s/ JAMES A. LAWRENCE James A. Lawrence	/s/ GORDON M. SPRENGER Gordon M. Sprenger
/s/ LESLIE B. DISHAROON Leslie B. Disharoon	/s/ ROBERT I. LIPP Robert I. Lipp	/s/ FRANK J. TASCO Frank J. Tasco
/s/ JANET M. DOLAN Janet M. Dolan	/s/ BLYTHE J. MCGARVIE Blythe J. McGarvie	/s/ LAURIE J. THOMSEN Laurie J. Thomsen
/s/ KENNETH M. DUBERSTEIN Kenneth M. Duberstein	/s/ GLENN D. NELSON Glenn D. Nelson
/s/ LAWRENCE G. GRAEV Lawrence G. Graev	/s/ CLARENCE OTIS, JR. Clarence Otis, Jr.

QuickLinks

POWER OF ATTORNEY